                  FORBEARANCE AGREEMENT AND SECOND AMENDMENT
                 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT


                 This Forbearance Agreement and Second Amendment to Revolving Credit and Term Loan Agreement (the "Forbearance Agreement") dated April 28, 1995, is by and among K-Tron International, Inc., a New Jersey corporation ("K-Tron International") and K-Tron America, Inc. (formerly known as K-Tron North America, Inc.), a Delaware corporation ("K-Tron America") (each individually, a "Borrower" and collectively, the "Borrowers"); K-Tron Technologies, Inc., a Delaware corporation ("K-Tron Technologies"), K-Tron Investment Co. a Delaware corporation ("K-Tron Investment") and K-Tron Patent, Inc., a Delaware corporation ("K-Tron Patent") (each individually a "Surety" and collectively the "Sureties") (the Borrowers and Sureties are collectively referred to herein as the "Obligors"); First Fidelity Bank, N.A. (successor-by-merger to First Fidelity Bank, N.A., New Jersey) ("FFB"), PNC Bank, N.A. ("PNC"), and United Jersey Bank (successor-by-merger to United Jersey Bank/South, N.A.)("UJB") (each individually, a "Bank" and collectively, the "Banks"); and FFB as agent for the Banks (FFB in such capacity, the "Agent").

                 WHEREAS, the Borrowers, the Banks and the Agent have entered into that certain Revolving Credit and Term Loan Agreement dated June 28, 1993, as amended by that certain First Amendment to Loan Agreement dated as of June 30, 1994, (collectively, the "Loan Agreement"); and

                 WHEREAS, K-Tron Technologies has executed that certain Suretyship Agreement dated June 28, 1993 in favor of the Agent (the "1993 Suretyship Agreement") pursuant to which the Surety guaranteed and became the surety for the Guaranteed Obligations (as such term is defined in the 1993 Suretyship Agreement); and

                 WHEREAS, the Borrowers notified the Banks in December, 1994 that they were projecting certain financial covenant defaults under the Loan Agreement to occur as of December 31, 1994; and

                 WHEREAS, Events of Default under the Loan Agreement have occurred, are now continuing and the Borrowers believe will continue throughout the Forbearance Period (defined hereafter) under the Loan Agreement as a result of, inter alia, the Borrowers' failure to comply with various financial covenants in the Loan Agreement as more fully described on Exhibit 3.1 hereto (collectively, the "Existing Defaults");

                 WHEREAS, as a result of the Existing Defaults, the Agent, with the consent of the Required Banks (as such term is defined in the Loan Agreement), currently has a right to declare the entire unpaid principal balance under the Notes (as such term is defined in the Loan Agreement) and the Loan Agreement all interest accrued and unpaid thereon, and all other amounts payable under the Loan Documents (as such term is defined in the Loan Agreement) immediately due and payable;

                 WHEREAS, the Agent and the Banks have agreed to forbear, for a limited period of time, from exercising their rights under the Loan Agreement and the other Loan Documents, upon the terms and conditions contained herein.

                 NOW, THEREFORE, incorporating the Background herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Borrowers, the Sureties, the Banks and the Agent, agree as follows:

                         ARTICLE 1 - CAPITALIZED TERMS

                 All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

                    ARTICLE 2 - AMENDMENTS TO LOAN AGREEMENT

                 2.1 Amendments. The Loan Agreement is hereby amended as follows:

                          (a)     The first paragraph of the Loan Agreement is
hereby amended by replacing the term "K-Tron North America, Inc." with the term "K-Tron America, Inc.," and by replacing the defined term "K-Tron, N.A." with "K-Tron America"; and the new defined term "K-Tron America" shall replace the term "K-Tron, N.A." wherever such term appears in the Loan Agreement and the other Loan Documents.

                          (b)     The first paragraph of the Loan Agreement is
hereby amended by replacing the term "United Jersey Bank/South, N.A." with the term "United Jersey Bank".

                          (c)     The following defined terms and their
respective definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

                          "Loan Documents" means the Loan Agreement, the Notes,
                 the Suretyship Agreement, the Mortgage, the Bank Assignment Agreements, the Security Agreements, all other Supplemental Loan Documents and all of the documents, instruments and agreements executed in connection with any of the foregoing, together with all amendments and modification thereto.

                          "Surety" means collectively K-Tron International (in
                 its capacity as surety for K-Tron America), K-Tron Technologies, K-Tron Investment and K-Tron Patent.

                          "Suretyship Agreement" means collectively that
                 certain Suretyship Agreement dated June 28, 1993 executed by K-Tron Technologies in favor of the Agent for the benefit of the Banks, as amended and restated by that certain Amended and Restated Guaranty and Suretyship Agreement dated April 28, 1995 executed by K-Tron Technologies in favor of the Agent for the benefit of the Banks, that certain Guaranty and Suretyship Agreement dated April 28, 1995 executed by K-Tron International in favor of the Agent for the benefit of the Banks, that certain Guaranty and Suretyship Agreement dated April 28, 1995 executed by K-Tron Patent in favor of the Agent for the benefit of the Banks, and that certain Guaranty and Suretyship Agreement dated April 28, 1995 executed by K-Tron Investment in favor of the Banks and the Agent for the benefit of the Banks.

                          "Term Loan Maturity Date" means July 31, 1995.

                          (d)     Section 1.1 of the Loan Agreement is hereby
amended by adding the following new defined terms in the appropriate alphabetical order:

                          "Bank Assignment Agreements" means, collectively,
                 that certain Assignment and Acceptance Agreement dated August 24, 1993 among K-Tron America, K-Tron International, UJB and FFB and accepted by FFB on August 24, 1993, and that certain Assignment and Acceptance Agreement dated August 24, 1993 among K-Tron America, K-Tron International, PNC and FFB and accepted by FFB on August 24, 1993.

                          "Collateral" means all property and assets of the
                 Obligors (and each of them) now or hereafter in the possession, custody or control of the Agent, the Banks and/or any Affiliate, in any capacity whatsoever including, but not limited to, any balance or share of any deposit, trust or agency account, and all property and assets of the Obligors (and each of them) now or hereafter subject to a security agreement, pledge, mortgage, assignment or other document or agreement granting the Agent and/or the Banks a security interest therein or lien or encumbrance thereon including, without limitation, the Collateral (as such term is defined in each of the Security Agreements) and the Mortgaged Premises.

                          "Forbearance Agreement" means that certain
                 Forbearance Agreement and Second Amendment to Revolving Credit and Term Loan Agreement dated April 28, 1995 by and among the Borrowers, the Sureties, the Banks and the Agent, together with all amendments and modifications thereto.

                          "K-Tron Investment" means K-Tron Investment Co., a
                 Delaware corporation.

                          "K-Tron Patent" means K-Tron Patent, Inc., a Delaware
                 corporation.

                          "Loan Agreement" means this Agreement, as amended by
                 that certain First Amendment to Loan Agreement dated as of June 30, 1994 by and among the Borrowers, the Banks and the Agent and as further amended by the provisions of Article 2 of the Forbearance Agreement, together with all amendments and modifications thereto from time to time.

                          "Obligors" means the Borrowers and the Surety.

                          "PNC Bank, N.A." or "PNC" means PNC Bank, N.A., a
                 national banking association.

                          "Pro Rata Share" means for each Bank the percentage
                 set forth opposite such Bank's name on Exhibit 2.1 hereto and incorporated herein by reference.

                          "Security Agreements" means collectively that certain
                 Security Agreement dated as of May 11, 1994 by K-Tron America in favor of the Agent, as amended and restated by that certain Amended and Restated Security Agreement dated as of April 28, 1995 by K-Tron America in favor of the Agent for the benefit of the Banks; that certain General Security Agreement dated as of April 28, 1995 by K-Tron International in favor of the Agent for the benefit of the Banks; that certain General Security Agreement dated as of April 28, 1995 by K-Tron Technologies in favor of the Agent for the benefit of the Banks; that certain General Security Agreement dated as of April 28, 1995, by K-Tron Patent in favor of the Agent for the benefit of the Banks; that certain General

                 Security Agreement dated as of April 28, 1995, by K-Tron Investment in favor of the Agent for the benefit of the Banks; and any and all other security agreements executed and/or delivered to the Agent in connection with the Loan Agreement together with all amendments and modifications thereto.

                          "Supplemental Loan Documents" means the Forbearance
                 Agreement and all documents, instruments and agreements executed and delivered in connection therewith and as required thereby.

                          "United Jersey Bank" or "UJB" means United Jersey
                 Bank, successor by merger to United Jersey Bank/South N.A., a New Jersey state chartered bank.

                 (e)      The defined terms "Affiliate" and "Subsidiary" in
Section 1.1 of the Loan Agreement are hereby amended by replacing the word "Borrowers" in the definitions thereof with the word: "Obligors."

                 (f) Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          2.1. Revolving Credit Commitment. Each Bank severally (but not jointly) agrees, on the terms and conditions set forth in this Loan Agreement and the Forbearance Agreement to make loans (the "Revolving Credit Loans") to the Borrowers from time to time during the period from the date of this Agreement up to but not including the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of: (i) such Bank's Pro Rata Share of $10,350,000 or (ii) an aggregate amount not to exceed at any time the amount set forth opposite such Bank's name on Exhibit 2.1 hereto and incorporated herein by reference as such amount may be reduced pursuant to Section
                 2.5 or 9.2 hereof or modified by reason of an assignment under
                 Section 11.11(B) (individually the "Revolving Credit Commitment" of each Bank and collectively the "Revolving Credit Commitment").

                 (g) Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          2.2. Interest on the Revolving Credit Loans.  The
                 unpaid principal amount of the

                 Revolving Credit Loans shall bear interest (i) from and after June 28, 1993 through June 30, 1994 at an annual rate equal to the Base Rate plus 1/4%; (ii) from and after July 1, 1994 through April 30, 1995 at an annual rate equal to the Base Rate plus 3/4%; and (iii) from and after May 1, 1995 until due at an annual rate equal to the Base Rate plus 1%. Such interest shall be payable (a) monthly in arrears, on the first day of each month until the Revolving Credit Loans are repaid in full, and (b) on the date the Revolving Credit Loans are repaid in full.

                 (h) Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          2.3. Use of Revolving Credit Loan Proceeds. The proceeds of the Revolving Credit Loans hereunder shall be used by the Borrowers only for working capital.

                 (i) Section 2.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          2.10. Default Interest. Upon and following an Event of Default hereunder, whether before or after acceleration of the indebtedness or entry of judgment, interest on the unpaid principal balance of the Revolving Credit Loans shall accrue at an annual rate which is equal to two percent (2%) above the then applicable rate of interest for the Revolving Credit Loans ("Revolving Credit Default Interest")

                 (j) Section 2.11 of the Loan Agreement is hereby amended by adding new subsection (D) as follows:

                 (D) Termination; Non-Renewal. All obligations, if any, of the Agent and/or the Banks to issue Letters of Credit terminated effective as of December 13, 1994. The Borrowers hereby acknowledge that the Agent and the Banks had no obligation to renew or extend those Letters of Credit expiring on or after December 13, 1994.

                 (k) Section 2.12 of the Loan Agreement is hereby amended by adding new subsection (D) as follows:

                 (D) Termination; Non-Renewal. All obligations, if any, of the Agent and/or the Banks to issue Acceptances hereunder terminated effective as of December 13, 1994. The Borrowers hereby acknowledge and agree that the Agent and the Banks had no obligation to renew those Acceptances maturing on or after December 13, 1994.

                 (l) The first sentence of Section 2.14(A) is hereby amended and restated in its entirety as follows:

                 (A) Rate. During the Base Rate Period, K-Tron America shall pay interest on the unpaid principal amount of the Term Loan (i) from and after June 28, 1993 through June 30, 1994 at the Base Rate plus 1/2%; and (ii) from and after July 1, 1994 until payment in full of the Term Loan at the Base Rate plus 1%.

                 (m) Section 2.17 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          2.17. Default Interest. Upon and following an Event of Default hereunder, whether before or after acceleration of the indebtedness or entry of judgment, interest on the unpaid principal balance of the Term Loans shall accrue at an annual rate which is equal to two percent (2%) above the then applicable rate of interest for the Term Loans (the "Term Loan Default Rate").

                 (n) Section 2.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                          2.18. Prepayment. K-Tron may prepay the Term Loans in whole or in part at any time with no premium or penalty with respect to such prepayment.

                 (o) Section 3.1 of the Loan Agreement is hereby amended by: (i) deleting therefrom the following: "As security for payment of the Term Loan, K-Tron, N.A. will execute and deliver to the Agent a first priority mortgage ("Mortgage")"; and adding in place thereof, the following:

                 As security for payment of the Term Loan, the Revolving Credit Loans and all other obligations and liabilities of K-Tron America due to the Agent and the Banks, K-Tron America will execute and deliver to Agent (A) a first priority mortgage, as the same may be amended from time to time (the "Mortgage")

and by (ii) adding after the words "New Jersey" the following: "as more fully described in the Mortgage".

                 (p) Section 9.2 of the Loan Agreement is hereby amended by adding after the words "If any Event of Default shall occur and be continuing", the following: "interest on the Term Loans shall accrue at the Term Loan Default Rate and Interest on the Revolving Credit Loans shall accrue at the Revolving Credit Default Rate, and".

                 (q) Section 11.2 of the Loan Agreement is hereby amended by deleting the address to which all notices to the Agent and its counsel should be sent and adding in place thereof, the following:

                          If to the Agent, at:
                          First Fidelity Bank, N.A.
                          Broad and Walnut Streets
                          Philadelphia, PA  19109
                          Attention:  Elizabeth B. Styer
                                      Senior Vice President

With required copies to:

                          PNC Bank, N.A.
                          Land Title Building
                          6th Floor
                          Broad & Chestnut Streets
                          Philadelphia, PA  19101
                          Attention:  Constantin Chepurny
                                      Vice President

                          United Jersey Bank
                          4365 Route 1 South
                          CN 5284
                          Princeton, NJ  08543-5284
                          Attention:  Kevin M. Behan
                                      Vice President
                                      and
                                      William E. Jacobs
                                      Vice President

                          Duane, Morris & Heckscher
                          One Liberty Place
                          Philadelphia, PA  19103-7396
                          Attention:  Margery N. Reed, Esquire

                                     and

                          Michael P. Going, Esquire
                          First Fidelity Bancorporation
                          123 South Broad Street
                          10th Floor
                          Philadelphia, PA 19109-1199

                 (r) Exhibit 2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:


                                  EXHIBIT 2.1
                          REVOLVING CREDIT COMMITMENTS

Name of Bank                      Amount                            Pro Rata Share
- - ------------                      ------                            --------------
FFB                               $5,175,000                                 50%

PNC                               $2,587,500                                 25%

UJB                               $2,587,500                                 25%
- - ---------------                   ----------                                 ---
Total Revolving                  $10,350,000                                100%
Credit Commitments

                 (s) Exhibit 2.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                                  EXHIBIT 2.13
                             TERM LOAN COMMITMENTS

Name of Bank                      Amount                            Pro Rata Share
- - ------------                      ------                            --------------
FFB                               $1,988,889.00                              50%

PNC                               $  994,444.50                              25%

UJB                               $  994,444.50                              25%


                 2.2  No Other Amendments.  Except as expressly set forth in
Article 2 hereof, the Loan Agreement shall remain in full force and effect and the Borrowers shall comply with all of the terms, covenants and provisions set forth in the Loan Agreement, as amended hereby.


                          ARTICLE 3 - ACKNOWLEDGEMENTS

                 3.1 Acknowledgement of Defaults; Existing Loan Documents; Waiver of Defenses. The Obligors acknowledge and agree that:

                              (a)     the Existing Defaults as enumerated in
Exhibit 3.1 attached hereto and incorporated herein currently exist;

                              (b)     the Existing Defaults are material in
nature;


                              (c)     as a result of the Existing Defaults, the
Agent, with the consent of the Required Banks, currently has the right to demand that all amounts outstanding under the Loan Documents are due and owing immediately to the Banks by the Borrowers and K-Tron Technologies;

                              (d)     the Agent and the Banks are presently
entitled to exercise their remedies under the Loan Documents and applicable law;

                              (e)     the Loan Documents are valid and
enforceable against those Obligors which are parties thereto in every respect, and all of the terms and conditions thereof are binding upon such Obligors; and

                              (f)     to the extent that any defenses, set-offs
or counterclaims exist as of this date, the Obligors hereby waive any and all such defenses, set-offs, and counterclaims which they or any of them may have to the enforcement by the Agent and/or the Banks of the Loan Documents and to the exercise by the Agent and/or the Banks of their rights and remedies under the Loan Documents and/or applicable law.


                 3.2 Acknowledgment of Indebtedness. The Obligors acknowledge and agree that as of April 18, 1995:

                 (a) the Borrowers are indebted and liable to the Agent and the Banks under the Revolving Credit Loans in the principal amount of: Ten Million Three Hundred Fifty Dollars ($10,350,000) and interest in the amount of $50,465.25 for a total of $10,400,456.25; and K-Tron America is indebted and liable to the Agent and the Banks under the Term Loan in the principal amount of $3,227,780 and interest in the amount of $16,138.90 for a total of $3,243,918.90; together with the Agent's and the Banks' reasonable fees, costs and expenses (collectively, the "Current Outstanding Obligations").

                 3.3 Acknowledgement of Liens, Collateral and Priority. The Obligors acknowledge and agree that:

                 (a) FFB, for itself and as Agent for the Banks, has a duly recorded, valid, first-priority mortgage lien on certain real property of K-Tron America, as more fully described in the Mortgage, as amended by that certain First Amendment of Mortgage and Security Agreement bearing even date herewith, between K-Tron America and the Agent (the "Mortgage Amendment"); the Mortgage being recorded on July 30, 1993, with the Clerk's Office of Gloucester County, New Jersey, at Book 2433, page 292, and the Mortgage Amendment to be filed promptly hereafter.

                 (b) Pursuant to the Mortgage, the Agent also has a duly perfected, first-priority security interest in and lien on certain personal property of K-Tron America, including fixtures.

                 (c) FFB for itself and as Agent for the Banks, also has a duly perfected, first-priority security interest in and lien on certain items of personal property of K-Tron America as more fully described in that certain Security Agreement between the Agent and K-Tron America, dated May 11, 1994 (the "1994 Security Agreement").

                 (d) The Mortgage as amended by the Mortgage Amendment and the collateral described in the 1994 Security Agreement as amended shall secure all of the Obligations (as hereinafter defined) of K-Tron America; and all of the collateral described in the Security Agreements and any other Loan Document or Supplemental Loan Document granted, pledged or transferred by any Obligor in favor of the Agent and/or the Banks shall secure, inter alia, all of the Obligations (hereinafter defined) of such Obligor. For purposes of this Agreement, the word "Obligations" shall mean any and all obligations, liabilities and indebtedness of each Obligor to the Agent and/or the Banks of every kind and description, direct and indirect, absolute and contingent, sole, joint, several, or joint and several, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and includes obligations to perform acts and refrain from taking actions as well as obligations to pay money and also includes all indebtedness, liabilities and obligations of the Obligors or any Obligor to the Banks evidenced by or arising under the Supplemental Loan Documents and/or the existing Loan Documents as they may be amended by the Supplemental Loan Documents.

                        ARTICLE 4 - OBLIGORS' COVENANTS

                 The Obligors covenant and agree that from the date hereof and until the satisfaction of their Obligations, unless the Agent shall otherwise consent in writing:

                 4.1 Payments During the Forbearance Period. At all times, from and after the date of this Agreement, the Borrowers shall continue to pay principal and accrued interest on the Term Loan and the Revolving Credit Loans at the applicable interest rates and on the dates as provided in the Loan Agreement, as amended by this Forbearance Agreement.

                 4.2 Payment of the Agent's and Banks' Attorneys' Fees, Costs and Expenses. The Borrowers shall pay on or before the date hereof, and thereafter promptly after demand therefor, all reasonable attorneys' and other professionals' fees, and out-of-pocket costs and expenses incurred by the Agent and the Banks in connection with the negotiation, preparation and enforcement of the Loan Documents including, without limitation, this Forbearance Agreement and the Supplemental Loan Documents.

                 4.3 Existing Covenants. Unless otherwise provided herein, the Borrowers shall comply with all of the covenants set forth in the Loan Documents, as amended by the Supplemental Loan Documents.

                 4.4 Repayment of Term Loan and Revolving Credit Loans. On or before July 31, 1995, the Obligors shall pay to the Agent for the benefit of the Banks all outstanding principal and accrued interest on the Term Loan and the Revolving Credit Loans.

                 4.5 No Transfers of Assets without Agent's Written Consent. The Obligors shall not convey, transfer, consign, pledge or grant liens on or security interests in any of their respective assets to any entity other than the Banks or the Agent except for purchase money liens on equipment granted for purchases of such equipment in the ordinary course of Obligors' respective businesses (and refinancings of same).

                 4.6 No Additional Debt. No Obligor shall incur additional debt other than debt to the Banks, the Agent and/or trade debt or equipment leases in the ordinary course of such Obligor's business.

                 4.7 Other Payments. The Obligors shall not make any payments during the Forbearance Period, as hereinafter defined, to any bank or financial institution other than the Agent or the Banks on account of indebtedness for money borrowed.

                 4.8 Cash Flow Forecast. On or before the date required by Article VI hereof, the Borrowers shall deliver to the Agent and the Banks the Borrowers' detailed, weekly cash flow forecast for the Forbearance Period and their detailed monthly cash flow forecast for the period from August 1, 1995 through December 31, 1995, together with a detailed description of all assumptions utilized in formulating such forecasts (collectively, the "Forecast"). The Forecast shall be prepared for K-Tron America separately and also for the Obligors combined.

                 4.9 Actual to Projected Cash Flow. On the second business day of each week during the Forbearance Period, the Borrowers shall deliver to the Banks a comparison of their actual cash flow to the Forecast for the prior week, together with any necessary revisions or corrections to the Forecast.

                 4.10 Weekly Certification. On the second business day of each week during the Forbearance Period, the Borrowers shall deliver to the Banks the information described on Exhibit 4.10 together with a certification by each Borrower's chief financial officer or by the chief financial officer of K-Tron International (or in such officer's absence, any other appropriate officer) for all Borrowers as to the truth and accuracy thereof.

                 4.11 Assignment of Income Tax Refunds. The Obligors represent and warrant to the Banks that they file their federal income tax returns on a consolidated basis and they are entitled to a federal income tax refund for the year ending December 31, 1994 of approximately $442,000 (of which they received approximately $42,000 in February, 1995). On or before the date of this Agreement, the Obligors shall assign all income tax refunds payable from any governmental body or agency to FFB, for itself and as Agent for the Banks. Should any Obligor determine that it is entitled to an income tax refund at any time during the Forbearance Period or thereafter until the Obligations are satisfied, it shall notify the Agent of its intent to file a tax return requesting such refund at least one week before filing such a return so that the assignment of its income tax refund (and any other necessary or appropriate papers) may be attached to such tax return prior to the filing thereof. The Obligors shall deliver to the Agent, immediately upon receipt thereof, any payment received (with any necessary endorsement) pursuant to an income tax refund to be applied to reduce the Obligations; and prior to delivery thereof to the Agent, any such income tax refund shall be held in trust for the benefit of the Agent and the Banks.

                 4.12 Financial Information; Tax Returns. Upon the filing of any document with the Securities Exchange Commission or any tax return or quarterly tax filing with any governmental agency, authority or body, the Obligors shall simultaneously deliver to the Agent and the Banks copies of such documents, returns or filings.

                 4.13         Accounts Receivable from Foreign Affiliates.
K-Tron America and K-Tron International (i) represent and warrant to the Banks that their net aggregate accounts receivable due from any and all of their foreign Affiliates was $736,000 as of March 3, 1995, (ii) agree that they shall cause their foreign Affiliates to pay to the Borrowers within 30 days of the end of each fiscal month, the amount of any net incremental aggregate accounts receivable in excess of $736,000 due from the Borrowers' foreign Affiliates as of the end of such fiscal month (and to the extent that such excess accounts receivable is not paid by the foreign Affiliates within such 30 day period, then within such 30 day period, the Borrowers shall pay the amount of such excess to the Agent for the benefit of the Banks to be applied to the Obligations); provided, however, that if payment by Colortronic GmbH of its share of such excess accounts receivable would cause a violation of Colortronic GmbH's loan agreements, then the payment of an amount not to exceed $150,000 of such excess accounts receivable due from Colortronic GmbH may be deferred by Colortronic GmbH (and the Borrowers) for an additional 60 days, (iii) agree that any amounts that may hereafter become due from K-Tron America and/or K-Tron International to their foreign Affiliates shall be netted (i.e. setoff) against such accounts receivable, and (iv) agree that they shall deliver to the Agent for the benefit of the Banks, to be applied to Obligations, an amount equal to any reduction in such net accounts receivable from foreign Affiliates as of the end of each month below $736,000 less any prior amounts paid pursuant to this clause (iv)

(but not more than $736,000 in the aggregate) within 30 days of the end of such month.

                 4.14 Third Party Accounts Payable. Third party accounts payable of K-Tron America shall not exceed more than $4.0 million. For purposes of this section, any commissions that are not paid when due shall be included in K-Tron America's accounts payable.

                 4.15 No Payments to Affiliates Without Fair Consideration. No Obligor shall make any payments or transfers to any of its Affiliates unless fair and reasonable consideration is received therefor and such Affiliate is not liable to such Obligor for any accounts receivable or other amounts due to such Obligor.

                 4.16 Liability for Corporate Overhead. K-Tron America shall not be liable to K-Tron International for more than its proportionate share of corporate expenses based upon K-Tron International's Corporate Expense Budget for 1995 which shall be subject to review of the Banks as provided in
Section 6.2 hereof. K-Tron International shall use its best efforts to cause its European Affiliates to pay their share of monthly corporate expenses (including all management fees) each month within 30 days of the end of each month. K-Tron America shall not pay more than its fair share of K-Tron International's research and development and marketing international expenditures on an interim and annual basis; and in any event K-Tron America shall not pay more than $1,400,000 for research and development and marketing international expenditures in the fiscal year ending 1995. Within 25 days of the end of each calendar quarter, K-Tron America shall provide to the Banks a report of its year to date and quarterly research and development and marketing international expenditures.

                 4.17 Inventory Purchases. K-Tron America shall not purchase more inventory than is reasonably required to fill orders that have been accepted or budgeted in the Forecast or purchase inventory from any Affiliate for a price that is higher than prices for comparable products supplied by entities that are not Affiliates.

                 4.18 Deposit Accounts. The Obligors shall maintain all of their deposit and other accounts at FFB.

                 4.19 Execution of Other Documents. At the Agent's request, the Obligors shall execute and deliver to the Agent such other documents and agreements which the Agent, in its sole and reasonable discretion, deems necessary or convenient to carry out the terms of this Forbearance Agreement or the other Loan Documents.

                          ARTICLE 5 - BANK'S COVENANTS

                 5.1 Forbearance. The Agent and the Banks shall forbear in the exercise of their rights and remedies (including, without limitation, the imposition of default rate interest) under the Loan Documents and applicable law from the date hereof through the earlier to occur of July 31, 1995 or an Event of Default, as defined below, other than the Existing Defaults, which Existing Defaults the Obligors expect to continue indefinitely (the "Forbearance Period").

                 5.2 Permitted Borrowing. During the Forbearance Period, the Borrowers shall continue to be permitted to borrow amounts under
Section 2.1 of the Loan Agreement, as amended by this Forbearance Agreement.

                 5.3 Revolving Credit Commitments. The Revolving Credit Commitments shall not exceed $10,350,000 at any time.

                ARTICLE 6 - CONDITIONS PRECEDENT AND SUBSEQUENT

                 The Agent's and Banks' obligations hereunder, are conditioned upon the fulfillment by the Obligors of the following conditions precedent and subsequent:

                 6.1 Documents to be Delivered to the Agent and the Banks as Conditions Precedent. The Obligors shall deliver or cause to be delivered on or before the date hereof to the Agent and the Banks, in form and substance satisfactory to the Agent and the Banks, the following (collectively, the "Supplemental Loan Documents"):

                              (a)     this Forbearance Agreement duly executed
by the Obligors;

                              (b)     a First Amendment of Mortgage and
Security Agreement by K-Tron America, as Mortgagor, in favor of the Agent, as Mortgagee, for the benefit of the Banks;

                              (c)     a First Amendment of Collateral
Assignment of Leases by K-Tron America, as Assignor in favor of the Agent, as Assignee for the benefit of the Banks;

                              (d)     a Guarantee and Suretyship Agreement duly
executed by K-Tron International in favor of the Agent, for the benefit of the Banks;

                              (e)     a Security Agreement duly executed by
K-Tron International in favor of the Agent, for the benefit of the Banks;

                              (f)     an Amended and Restated Security
Agreement duly executed by K-Tron America in favor of the Agent, for the benefit of the Banks;

                              (g)     an Amended and Restated Guarantee and
Suretyship Agreement duly executed by K-Tron Technologies in favor of the Agent, for the benefit of the Banks;

                              (h)     a Security Agreement duly executed by
K-Tron Technologies in favor of the Agent, for the benefit of the Banks;

                              (i)     Guarantees and Suretyship Agreements duly
executed separately by K-Tron Patent and K-Tron Investment in favor of the Agent, for the benefit of the Banks;

                              (j)     Security Agreements duly executed
separately by K-Tron Patent and K-Tron Investment in favor of the Agent, for the benefit of the Banks;

                              (k)     United States Patent and Trademark Office
filings required to perfect or give notice of the Agent's security interests in and liens on the Obligors' patents and trademarks;

                              (l)     appropriate Assignments of Tax Refunds
and powers of attorney regarding such income tax refunds due or that may hereafter become due to each Obligor;

                              (m)     a down-dated endorsement of the title
insurance policy related to the Mortgage;

                              (n)     all UCC-1 Financing Statements required
to perfect all security interests granted by the Obligors to the Agent, for the benefit of the Banks;

                              (o)     Certificates of Incumbency executed by
the Secretary of each Obligor, dated as of the date of this Agreement, certifying the incumbency and signature of the officers of each Obligor executing this Agreement and any other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary;

                              (p)     Corporate Resolutions for each Obligor;

                              (q)     Certificates of Good Standing for each
Obligor;

                              (r)     Opinion of Obligors' counsel;

                              (s)     Articles of Incorporation and By-Laws of
each Obligor, certified as true and correct by the Corporate Secretary of each Obligor;

                              (t)     K-Tron International's agreements between
its foreign subsidiaries' and their respective lenders; and

                              (u)     such other documents and agreements as
the Agent, in its sole discretion, may reasonably require.

                 6.2 Conditions Subsequent to Closing. The Obligors shall deliver or shall cause to be delivered to the Agent and the Banks, on or before May 8, 1995 (or in the case of the Management Letter, as hereinafter defined, as soon as possible thereafter) the following financial documents or information:

                              (a)     K-Tron America's Forecast;

                              (b)     K-Tron International's allocated expense
budget for 1995 (including detailed corporate overhead, management fees, research and development costs, marketing expenses and the procedure for allocating corporate expenses among the various U.S. and foreign Affiliates and/or subsidiaries of K-Tron International;

                              (c)     K-Tron America's proposal for an
acceptable netting procedure that will reduce the foreign exchange risk on K-Tron America's purchases from and sales to its foreign Affiliates (which shall be subject to the Bank's review and approval);

                              (d)      A copy of Arthur Andersen & Co.'s final
management letter ("Management Letter") prepared in connection with K-Tron International's 1994 annual financial statements; and

                              (e)     Copies of the Obligors' formulas,
calculations and/or agreements for determining management and licensing fees, which shall be subject to the Bank's review and approval.

         The Obligors shall advise the Banks of any material changes to any of the foregoing after delivery thereof to the Banks.


                  ARTICLE 7 - GENERAL RELEASE BY THE OBLIGORS;
                           RELIEF FROM STAY; WAIVERS

                 7.1 General Release. Each Obligor for itself and all persons and entities claiming by, through or under such Obligor (collectively, the "Releasors") hereby jointly and severally unconditionally remise, release and forever discharge the Agent and each Bank and their past, present and future officers, directors, employees, agents, attorneys, parent, Affiliates, subsidiaries and the heirs, executors, personal administrators, successors and assigns, as applicable, of any such persons and entities (collectively, the "Releasees"), of and from any and all actions, causes of action, suits, claims, counterclaims, defenses, setoffs, liabilities, damages and demands whatsoever, whether known or unknown, at law or in equity, direct or indirect, if any, which any of the Releasors ever had, now has, claim to have had, now claim to have or hereafter can, shall or may claim to have against any of the Releasees upon or by reason of any matter, cause or thing, from the beginning of the world to the date hereof arising from or relating to the Loan Documents, the Supplemental Loan Documents, this Forbearance Agreement and the related transactions, obligations, and business dealings between the Agent, on behalf of the Banks, and the Obligors.

                 7.2 Relief from the Automatic Stay. In the event that any Obligor shall: (i) file with any bankruptcy court or be the subject of any petition under Title 11 of the U.S. Code, as amended (the "Bankruptcy Code"), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future foreign, federal or state act or law relating to bankruptcy, insolvency or other relief from creditors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief from creditors; then, the Agent and the Banks shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise to exercise any or all of their respective rights and remedies available under any of the Loan Documents and/or non-bankruptcy law; and Obligors shall consent to such relief and take all actions deemed necessary or desirable by the Agent and/or the Required Banks to implement this Section.

                 7.3 Waivers. In the event the Agent and/or the Banks seek to take possession of any or all of the Collateral by court process, the Obligors hereby irrevocably waive any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waive any demand for possession prior to the commencement of any suit or action to recover such Collateral.


                   ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

                 To induce the Agent and the Banks to enter into this Forbearance Agreement, and as partial consideration for the terms and conditions contained herein, the Obligors make the following representations and warranties to the Agent, and the Banks, each and all of which shall survive the execution and delivery of this Forbearance Agreement and all of the other documents executed in connection herewith:

                 8.1          Organization and Location.

                              (a)     Each Obligor is a corporation duly
incorporated, organized, validly existing and in good standing under the laws of the state of their incorporation, and is duly authorized to do business and is duly qualified as a foreign corporation in all jurisdictions wherein the nature of its business or property make such qualification necessary, and has the corporate power to own its properties and to carry on its business as now conducted;

                              (b)     Each Obligor has the requisite corporate
power and authority to own or hold under lease all of its properties, to carry on its business as currently conducted, and to execute, deliver and perform this Forbearance Agreement and all of the documents executed by it in connection herewith;

                              (c)     Every fictitious name, tradename,
division or style under which any Obligor conducts its business has been disclosed to the Agent in writing together with the names of each and every jurisdiction in which the same are utilized, and are included herein in Exhibit 8.1(c) attached hereto;

                              (d)     Every joint venture, partnership,
enterprise and stock ownership of each Obligor has been disclosed to the Agent and is included herein in Exhibit 8.1(d) attached hereto;

                              (e)     Every Affiliate, subsidiary or parent
corporation of each Obligor is named in Exhibit 8.1(e) attached hereto.

                 8.2 Authorization; Valid and Binding Agreement. All corporate action required to be taken by each Obligor and its officers, directors and/or shareholders and all actions required to be taken by their respective principals for the authorization, execution, delivery and performance of this Forbearance Agreement and the other documents contemplated hereby have been taken. Each person executing this Forbearance Agreement on behalf of an Obligor is an authorized officer and is authorized to execute same. This Forbearance Agreement is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principals affecting creditors' rights generally.

                 8.3 Location of Assets of the Obligors. All of the assets and property, both real and personal of each Obligor is located at the addresses set forth in Exhibit 8.3 attached hereto, except for de minimis amounts of demo equipment and loaners temporarily located.

                 8.4 Compliance with Laws. The Obligors are in compliance in all material respects with all laws, regulations and requirements applicable to their businesses, and have not received, and have no knowledge of, any order or notice of any governmental investigation or of any violations or claims of violation of any law, regulation or any governmental requirement.

                 8.5 No Conflict; Government Approvals. The Obligors' execution, delivery and performance of this Forbearance Agreement and the other documents executed in connection herewith will not:

                              (a)     conflict with, violate or result in the
breach of any provision of any applicable law, rule, regulation or order; or

                              (b)     conflict with or result in the breach of
any provisions of the Articles of Incorporation or by-laws of any of the Obligors or any Affiliate or subsidiary of any of the Obligors. No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by the Obligors for the due execution, delivery and performance of this Forbearance Agreement.

                 8.6 Third Party Consents. The execution, delivery and performance by the Obligors of this Forbearance Agreement and the documents related hereto will not:

                              (a)     require any consent or approval of any
person or entity which has not been obtained prior to, and which shall remain in full force and effect as of the date of the date this Forbearance Agreement is executed;

                              (b)     result in the breach of, default under,
or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which the Obligors are bound or affected; or

                              (c)     result in, or require the creation or
imposition of, any lien or encumbrance on the property of the Obligors other than those liens or security interests in favor of the Agent on behalf of the Banks or the liens or security interests disclosed to the Agent in the Existing Loan Documents.

                 8.7          Financial Statements; Reporting.

                              (a)     All balance sheets, reports, statements
of income, shareholders' equity and changes in financial position, budgets, reconciliations, monthly sales reports, monthly accounts receivable reports and monthly accounts payable reports with respect to the Obligors have been prepared in form acceptable to the Agent and, if applicable, in conformity with generally accepted accounting principles and applied on a basis consistent with that of the preceding fiscal year of the Obligors and present fairly the financial condition and results of operations for the period covered thereby of the Obligors. The chief financial officer (or in such officer's absence, any other appropriate officer) of K-Tron International or each Obligor shall certify the truth and accuracy of all such financial information. Since December 31, 1994, there has been no material adverse change in the Borrowers' or Sureties' financial condition or results of operation except as disclosed to the Banks in writing prior to the date of this Forbearance Agreement.

                              (b)     The Obligors do not know of any facts,
other than those already disclosed in writing to the Agent by the Obligors, that materially adversely affect or in so far as can be foreseen, will materially adversely affect the Obligors' ability to perform their Obligations under this Forbearance Agreement and the Loan Documents.

                 8.8 Litigation and Contingent Liabilities. Except as set forth on Exhibit 8.8 hereto, no claim, action, suit, litigation, administrative or governmental proceeding (collectively "Claims") is pending, or to the knowledge of the Obligors upon due inquiry, is threatened against any Obligor in which the amount involved exceeds $250,000 in the aggregate. The Obligors hereby agree to delver to the Banks at closing and within one week after the end of each calendar quarter a written status report of all Claims pending or threatened against each Obligor.

                 8.9 Exclusive and First Priority Perfected Lien. The Agent on behalf of the Banks has, as of the date of this Agreement, and shall continue to have, until all of the Obligations are paid in full, first priority, valid perfected (to the extent that the same may be perfected by filing) liens upon and security interests in all of the collateral, both real and personal, described in the Security Agreements and the Mortgage, as amended by the Mortgage Amendment.

                 8.10 No Untrue or Misleading Statements. Neither this Forbearance Agreement nor any other document executed in connection herewith by the Obligors contains any untrue statement of a material fact or omits any material fact necessary in order to make the statement made, in light of the circumstances under which it was made, accurate.

                 8.11 No Other Defaults. Except for the Existing Defaults described on Exhibit 3.1 hereto, no default or Event of Default exists as of the date hereof under any of the Loan Documents.

                 8.12 No Transfers. No assets of the Obligors have been consigned or transferred outside of the ordinary course of the Obligors' businesses to another entity.

                 8.13 Other Representations and Warranties. The Obligors hereby reaffirm all of their representations and warranties to the Agent contained in the Loan Documents, and warrant that, except to the extent disclosed in the Supplemental Loan Documents, such representations and warranties are true and correct as of the date of this Agreement.

                 8.14 No Other Indebtedness. None of the Obligors has any outstanding indebtedness for borrowed money to any entity other than the Banks.

                 8.15 Patents and Trademarks. To the best of each Obligors knowledge after reasonable inquiry, no Obligor owns or has any interest in any patent or trademark except as set forth on Exhibit 8.15 hereto (it being understood, however, that the Obligors are unable to determine whether they have any interest in those patents and trademarks listed on
Exhibit 8.15 as either "unassigned" or "abandoned"). The Obligors shall advise the Agent of any patents, trademarks and/or related applications that any Obligor acquires or discovers it has an interest in at any time hereafter.

                 8.16 Tax Refunds. To the best of Obligors' knowledge, the Obligors are entitled to a federal income tax refund which they have not yet received in the aggregate approximate amount of $400,000.

                         ARTICLE 9 - EVENTS OF DEFAULT

                 Each of the following shall constitute an "Event of Default" under this Forbearance Agreement and all other Loan Documents:

                 9.1 Payment. Failure of any Obligor to make any payment of principal, interest or other amounts due on the date such payment is due under the Loan Agreement as modified by this Forbearance Agreement or under any other Loan Document.

                 9.2 Covenants. Failure of any Obligor to observe any non-monetary covenant set forth herein or in any of the Loan Documents which default is not cured within the time period, if any, specified herein or in the Loan Documents.

                 9.3 Agreements Invalid. (A) The validity, binding nature or enforceability of any material term or provision of this Forbearance Agreement, any other Supplemental Loan Document or any of the other Loan Documents is disputed by, on behalf of, or in the right or name of any Obligor or (B) this Forbearance Agreement, the Supplemental Loan Documents and the other Loan Documents are found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction.

                 9.4 False Warranties; Breach of Representations. Any warranty or representation made or reaffirmed by any Obligor in this Forbearance Agreement or in any other Supplemental Loan Document or in any certificate or other writing delivered under or pursuant to this Forbearance Agreement or any other Supplemental Loan Document, or in connection with any provision of this Forbearance Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect as of the date made.

                 9.5 Judgments. A final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against any Obligor (i) for payment of money in the aggregate in excess of $25,000 or (ii) for injunctive or declaratory relief which would have a material adverse effect on the ability of any Obligor to conduct its business as presently conducted; and such judgment or order is not discharged or execution thereon or enforcement thereof is not stayed pending appeal, within thirty (30) days after entry or issuance thereof, or, in the event of such a stay, such judgment or order is not discharged within thirty days after such stay expires.


         9.6 Liens. Any execution, garnishment, attachment, distraint, or lien is filed, entered, or issued against any Obligor or any of its property or any order is entered enjoining or restraining any Obligor and/or restraining or seizing any property of any Obligor which is not stayed, discharged or bonded within 45 days (provided, however, that all borrowing availability shall terminate immediately and automatically upon the commencement and during such 45 day period).

         9.7     Bankruptcy or Insolvency of an Obligor.

                              (a)     Any Obligor becomes insolvent, or
generally fails to pay, or is generally unable to pay or admits in writing its inability to pay its debts as they become due, or applies for, consents to or acquiesces in, the appointment of a trustee, receiver or other custodian for that Obligor, as the case may be, or a substantial part of its property, or makes a general assignment for the benefit of creditors;

                              (b)     Any Obligor commences any bankruptcy,
reorganization, debt adjustment, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding;

                              (c)     Any bankruptcy, reorganization, debt
arrangement or other case or proceeding under any state or federal bankruptcy or insolvency law or any dissolution or liquidation proceeding is involuntarily commenced against or in respect of an Obligor and the same shall not be stayed or dismissed within 45 days (provided, however, that all borrowing availability shall terminate immediately and automatically upon the commencement and during such 45 day period);

                              (d)     A trustee, receiver or other custodian is
appointed for any Obligor or a substantial part of such entity's property and the same shall not be stayed or dismissed within 45 days (provided, however, that all borrowing availability upon the commencement shall terminate immediately and automatically during such 45 day period).

                 9.8 Cross-Default. A default or an event of default (other than the Existing Defaults) occurs under any Loan Document that is not cured within the applicable grace period, if any.

                             ARTICLE 10 - REMEDIES

                 Upon the earlier of (i) the occurrence of any one or more Events of Default (other than the Existing Defaults), or (ii) July 31, 1995:
(a) all Obligations shall become due and payable immediately and without notice to the Obligors, (b) the obligations of the Agent and the Banks hereunder shall terminate automatically and immediately, without notice to the Obligors, and
(c) the Agent and the Banks shall have all the remedies set forth in any of the Loan Documents and/or under applicable law.

                           ARTICLE 11 - MISCELLANEOUS

                 11.1 Costs, Expenses and Attorneys' Fees. The Obligors agree to pay on demand by the Agent:

                              (a)     All reasonable out-of-pocket costs and
expenses incurred by the Agent and/or the Banks, including without limitation, all reasonable fees and out-of-pocket expenses of counsel, accountants and other professionals for the Agent and/or the Banks in connection with:

                                      (i)      the negotiation, preparation and
enforcement of this Forbearance Agreement, all other Supplemental Loan Documents, all other Loan Documents and the documents relating thereto;

                                      (ii)     the assertion by any person,
entity or organization, other than the Banks, of any claim or lien, encumbrance, security interest, or other interest in any of the assets of the Obligors (except to the extent such interest is permitted under any Loan Document), including any attachment, garnishment, levy, notice of debtor's examination, notice of examination, judgment lien or execution lien, regardless of when such fees or expenses are incurred;

                                      (iii) the enforcement or exercise by the
Agent and/or the Banks of the Agent's and/or any Bank's rights or remedies with respect to the collection of the Obligations or to preserve, protect or enforce the Agent's and/or any Bank's interests in any bankruptcy, insolvency or reorganization case which may affect any Obligor and any litigation, dispute, case, arbitration or action with respect to any attachment, garnishment, levy, notice of debtor's examination, judgment lien or execution which may affect any Obligor; and

                              (b)     Any stamp or documentary tax or other
similar taxes and any filing, recording, lien, mortgage, release, satisfaction or search fees which may be payable in connection with the execution, delivery or performance of this Forbearance

Agreement, the Supplemental Loan Documents, all other Loan Documents or the documents comprising or relating hereto and thereto.

                 All Obligations provided for in this section shall survive any termination of the Banks' and the Agent's obligations under this Forbearance Agreement. The Obligors acknowledge that the Banks have provided the Obligors with a non-binding, good faith estimate of the fees and expenses of Policano & Manzo for the Forbearance Period.

                 11.2 Cooperation; Other Documents. At all times following the execution of this Forbearance Agreement, the Obligors shall execute and deliver to the Agent, or shall cause to be executed and delivered to the Agent any other document required by the Agent to protect its rights under this Forbearance Agreement, and shall do or cause to be done, all such other acts and things as the Agent may reasonably deem to be necessary or desirable to assure the Agent and the Banks of the benefit of this Forbearance Agreement and the documents comprising or relating to this Forbearance Agreement. Furthermore, at all times following the execution of this Forbearance Agreement, the Agent, the Banks, or their representatives shall have the right to examine each Borrowers' or Guarantors' books and records at any time during normal business hours.

                 11.3         Remedies Cumulative; No Waiver.  The
respective rights, powers and remedies of the Agent and Banks in this Forbearance Agreement and in the documents comprising or relating to this Forbearance Agreement are cumulative and not exclusive of any right, power or remedy provided in the Loan Documents, by law or equity and no failure or delay on the part of the Agent or the Banks in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

                 11.4 Notices. Any notice given pursuant to this Forbearance Agreement or pursuant to any document comprising or relating to this Forbearance Agreement shall be given in conformity with Section 11.2 of the Loan Agreement.

                 11.5 Survival of Representations and Warranties. All representations and warranties of the Obligors contained in this Forbearance Agreement and in the documents comprising or relating to this Forbearance Agreement shall survive the execution of this Forbearance Agreement and are material and have been or will be relied upon by the Agent and the Banks, notwithstanding any investigation made by any person, entity or organization on either the Agent's or any Bank's behalf. No implied representations or warranties are created or arise as a result of this Forbearance Agreement or the documents comprising or relating to this Forbearance Agreement. For purposes of the foregoing, all statements in any certificate or other writing required by this Forbearance Agreement to be delivered to the Agent on or after the execution of this Forbearance Agreement by or on behalf of any Obligor pursuant to and in accordance with this Forbearance Agreement or any document comprising or relating to this Forbearance Agreement or in connection with the transactions contemplated thereby shall be deemed to be representations and warranties contained in this Forbearance Agreement.

                 11.6 Integration. This Forbearance Agreement and all documents referred to, comprising or relating to this Forbearance Agreement, including, without limitation, the Loan Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations, term sheets and other prior writings with respect to the subject matter hereof and thereof.

                 11.7 Amendment and Waiver. No amendment of this Forbearance Agreement, and no waiver, discharge or termination of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

                 11.8 Consistency of Provisions. This Forbearance Agreement, the other Supplemental Loan Documents, and the other Loan Documents, and any other document related hereto and thereto are intended to be consistent. However, in the event of any inconsistencies among any of such documents, such inconsistency shall not affect the validity or enforceability of any such document. The Obligors agree that in the event of any express inconsistency or ambiguity in any of such documents, the terms of this Forbearance Agreement shall govern.

                 11.9 Continuing Effectiveness of Loan Agreement. The Loan Agreement, as amended hereby, and the other Loan Documents shall remain in full force and effect.

                 11.10 Counterparts. This Forbearance Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

                 11.11 Governing Law. This Forbearance Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

                 11.12 Severability. Any provision of this Forbearance Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Forbearance Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                 11.13 Headings. Article and Section headings in this Forbearance Agreement are included for convenience of reference only and shall not constitute a part of this Forbearance Agreement for any other purpose.

                 11.14 Successors and Assigns. The provisions of this Forbearance Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 11.15 Jurisdiction and Venue. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS FORBEARANCE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, THE OBLIGORS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY OR FEDERAL JUDICIAL DISTRICT IN THE STATE OF NEW JERSEY WHERE THE AGENT MAINTAINS AN OFFICE AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE VENUE OF ANY SUCH COURT. THE OBLIGORS AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON THEM BY MAILING A COPY THEREOF, POSTAGE PREPAID TO THE OBLIGORS AT THE ADDRESS SET FORTH IN THE LOAN AGREEMENT AND/OR THE SECURITY AGREEMENT.

                 11.16 Waiver of Jury Trial; Damages. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS FORBEARANCE AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS AND THE AGENT TO ENTER INTO THIS FORBEARANCE AGREEMENT. IN ADDITION, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH JUDICIAL PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES, EXCEPT FOR ACTUAL DAMAGES.

                 IN WITNESS WHEREOF, the Agent, the Banks and the Obligors have executed this Forbearance Agreement as of the date and year first above written.


Attest:                                  K-TRON INTERNATIONAL, INC.

By: /s/ Mary Vaccara                  By: /s/ Robert L. Weinberg
   -----------------------               -------------------------------
   Mary Vaccara                           Name:  Robert L. Weinberg
   Assistant Secretary                    Title: Senior Executive Vice
                                                   President,
                                                 Chief Financial Officer
                                                   and Treasurer

Attest:                                  K-TRON AMERICA, INC.


By: /s/ Alan Sukoneck                 By: /s/ Robert L. Weinberg
   ------------------------              ------------------------------
   Vice President and                     Name:  Robert L. Weinberg
   Assistant Secretary                    Title: Vice President and
                                                 Treasurer


Attest:                                  K-TRON TECHNOLOGIES, INC.


By: /s/ Mary Vaccara                  By: /s/ Robert L. Weinberg
   ------------------------              -----------------------------
   Mary Vaccara                           Name:  Robert L. Weinberg
   Secretary                              Title: President



Witness:                                 K-TRON PATENT, INC.

By: /s/ Mary Vaccara                  By: /s/ Robert L. Weinberg
   -----------------------               -----------------------------
   Mary Vaccara                           Name:  Robert L. Weinberg
                                          Title: Vice President and
                                                 Treasurer


Attest:                                  K-TRON INVESTMENT CO.


By: /s/ Mary Vaccara                  By: /s/ Robert L. Weinberg
   ------------------------              -----------------------------
   Mary Vaccara                           Name:  Robert L. Weinberg
   Secretary                              Title: Vice President and
                                                 Treasurer

                                          FIRST FIDELITY BANK, N.A.
                                          FOR ITSELF AND AS AGENT FOR THE BANKS

                                      By: /s/ Elizabeth B. Styer
                                         -----------------------------
                                          Name:  Elizabeth B. Styer
                                          Title: Senior Vice President


                                          PNC BANK, N.A.


                                      By: /s/ Constantin B. Chepurny
                                         -----------------------------
                                          Name:  Constantin B. Chepurny
                                          Title: Vice President


                                          UNITED JERSEY BANK, N.A.


                                      By: /s/ Kevin M. Behan
                                         -----------------------------
                                          Name:  Kevin M. Behan
                                          Title: Vice President

                                          Exhibits
                                          --------
Exhibit 3.1                           Existing Defaults

Exhibit 4.10                          Weekly Certification

Exhibit 8.1(c)                        Fictitious Names, Tradenames or
                                      Division Names and all Jurisdictions
                                      in which such names are used

Exhibit 8.1(d)                        Joint Ventures, Partnerships,
                                      Enterprises and Stock Ownerships
                                      of each Obligor

Exhibit 8.1(e)                        Affiliates, Subsidiaries and Parent
                                      of each Obligor

Exhibit 8.3                           Location of each Obligor's Assets and
                                      Property

Exhibit 8.8                           Pending or Threatened Litigation

Exhibit 8.15                          Patents and Trademarks of each
                                      Obligor